SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                      [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:
[X]   Preliminary Proxy Statement            [ ]Confidential,  For Use of the Commission Only
[ ]   Definitive Proxy Statement                (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material under Rule 14a-12

                         Tax Free Fund of Vermont, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person (s) filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):
[X]   No fee required.

[ ]   Fee computed on table below  per Exchange Act Rules 14a-6(i) (4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[ ]   Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.   Amount Previously Paid:
      2.   Form, Schedule or Registration Statement No.:
      3.   Filing Party:
      4.   Date Filed:

                         TAX FREE FUND OF VERMONT, INC.
                              87 North Main Street
                             Rutland, Vermont 05701





                                                                 August 31, 2001

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of the Tax Free Fund of Vermont, Inc. (the "Fund"), to be held on Thursday, September 27, 2001 at 10:00 a.m., Eastern time, at the offices of the Fund at 87 North Main Street, Rutland, Vermont 05701. Formal notice of the Meeting appears on the next page, followed by the proxy statement. We hope that you can attend the Meeting in person; however, we urge you in any event to vote your shares by completing and returning the enclosed proxy in the envelope provided at your earliest convenience.

     At the Meeting, you will be asked to approve a Plan of Liquidation providing for the liquidation and termination of the Fund. Due to the Fund's inability to attract sufficient assets to realize any meaningful economies of scale, the Fund's investment adviser has determined that it intends to discontinue its business operations. The Fund's Board of Directors made the decision to liquidate the Fund only after consideration of other alternatives, including finding an alternative investment adviser interested in managing the Fund or merging the Fund into another mutual fund with a similar investment objective. The Board of Directors believes liquidation of the Fund is in the best interests of shareholders and therefore recommends that you vote "FOR" the proposal.

     Your vote is important regardless of the number of shares you own. In order to avoid the added cost of follow-up solicitations and possible adjournments, please take a few minutes to read the proxy statement and cast your vote as soon as you can. A postage paid envelope is enclosed.

     We appreciate the time you will take to review this important matter. Please take a few minutes to read the enclosed material and mail back the proxy voting card. The Question and Answer section that follows will assist you in understanding the proposal; however, if we may be of any assistance, please call us toll-free at 1-800-675-3333, or in Rutland at 802-773-0674.

                                         Sincerely,

                                         /s/ William Hahn

                                         William Hahn
                                         President

                  QUESTIONS AND ANSWERS REGARDING THE PROPOSAL
                  --------------------------------------------

Q. WHY AM I RECEIVING THIS PROXY STATEMENT?
A. The purpose of the Proxy Statement is to seek shareholder approval of a plan to liquidate the Fund.

Q. WHY IS THE LIQUIDATION BEING PROPOSED?
A. The Board of Directors has recommended that the Fund be liquidated. The reasons for the recommendation include, among other reasons, the Fund's small size and the fact that the expenses of operating the Fund remain very high. The Board of Trustees believes that it would be in the best interests of Fund shareholders to approve the liquidation of the Fund. Accordingly, the Board of Directors has recommended liquidating the Fund's assets and distributing the proceeds to Fund shareholders.

Q. HOW WILL APPROVAL OF THIS PROPOSAL AFFECT MY ACCOUNT?
A. If the proposal to liquidate the Fund is approved, the Fund's assets will be liquidated and the proceeds will be distributed to Fund shareholders. Shareholders should carefully read and consider the discussion of the proposal in the Proxy Statement.

Q. IF THE FUND LIQUIDATES, WHAT WILL BE THE FEDERAL INCOME TAX CONSEQUENCES FOR ME?
A. In connection with the liquidation, the Fund will make a liquidating distribution. The liquidating distribution that you receive will be in exchange for your shares and will generally be taxable as capital gains to the extent that the distributions exceed your basis in your shares, or capital loss to the extent your basis in your shares exceeds the distributions. Capital gain or loss (if any) that you realize in the liquidating distribution will be recognized by you in the taxable year in which the distributions are received. Any such capital gain or loss will be long-term capital gain or loss if you have owned your shares for more than one year and will be short-term capital gain or loss if you have owned your shares for one year or less. You are urged to consult your own tax advisor regarding the tax consequences to you, in light of your particular circumstances, of the receipt of the liquidating distribution.

Q. MAY I HAVE MY SHARES REDEEMED PRIOR TO THE LIQUIDATION?
A. Yes. You may demand that the Fund redeem all or any portion of your shares at any time prior to the meeting. Even if you intend to liquidate your shares prior to the meeting, you are still entitled to vote and we urge you to do so.

Q. HOW CAN I VOTE?
A. You can vote by completing and signing the enclosed proxy card and mailing it in the enclosed postage-paid envelope. Shareholders can also vote in person at the meeting.

Q. WILL MY VOTE MAKE A DIFFERENCE?
A. Yes. Your vote is needed to ensure that the proposal can be acted upon. Your immediate response will help save on the costs of any further solicitations for a shareholder vote. We encourage you to participate in the governance of the Fund.

Q. HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?
A. After careful consideration, the Board of Directors unanimously recommends that you vote "FOR" the proposed liquidation.

Q. HOW DO I CONTACT YOU?
A. If you have any questions, call the Fund toll free at 1-800-675-3333.

PLEASE VOTE. YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN, AND WHETHER OR NOT YOU HAVE PREVIOUSLY REDEEMED YOUR SHARES.

                         TAX FREE FUND OF VERMONT, INC.
                         Annual Meeting of Shareholders
                               September 28, 2001



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Winfred Thomas, Steven Carbine, and William Hahn, and each of them, as Proxies with full power of substitution and hereby authorize(s) each of them to represent and to vote, as provided on the reverse side, all shares of the Tax Free Fund of Vermont, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 87 North Main Street, Rutland, Vermont 05701 on Friday, September 28, 2001 at 10:00 a.m. (Eastern time) or at any adjournment thereof.

The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated August 31, 2001.


                                   Date _______________________________


                                   ____________________________________


                                   ____________________________________
                                   Signature(s)  (Title(s), if applicable)



                                   NOTE: Please sign exactly as your name appears on this proxy. If signing for an estate, trust or corporation, title or capacity should be stated. If the shares are held jointly, both signers should sign, although the signature of one will bind the other.

PLEASE INDICATE YOUR VOTE BY FILLING IN THE APPROPRIATE BOXES BELOW.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL DESCRIBED HEREIN.


1. With respect to the approval or disapproval of a Plan of Liquidation providing for the liquidation and termination of the Tax Free Fund of Vermont, Inc., as discussed in the accompanying Proxy Statement.

                      FOR             AGAINST           ABSTAIN
                      [  ]              [  ]               [  ]

2. To transact any other business that may properly come before the Annual Meeting of Shareholders or any adjournment thereof.



PLEASE MARK YOUR PROXY, DATE AND SIGN IT ON THE REVERSE SIDE, AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                         TAX FREE FUND OF VERMONT, INC.
                                 1-800-675-3333


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of TAX FREE FUND OF VERMONT, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of Tax Free Fund of Vermont, Inc. (the "Fund") will be held at the offices of the Fund at 87 North Main Street, Rutland, Vermont 05701, at 10:00 a.m., Eastern time, on Thursday, September 27, 2001. The purpose of the meeting is to consider and vote on the following:

1.   To  approve  or  disapprove  a  Plan  of  Liquidation   providing  for  the
     liquidation and termination of the Fund.

2. To transact any other business that may properly come before the meeting or any adjournments thereof.

     Shareholders of record as of the close of business on August 17, 2001 will be entitled to vote at the Annual Meeting or any adjournment thereof. The enclosed proxy is being solicited on behalf of management of the Fund.

IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE ADDRESS NOTED ON THE POSTAGE-PAID RETURN ENVELOPE ENCLOSED FOR YOUR USE.


                                         By order of the Board of Directors,

                                         /s/ Marvin Elliott

                                         Marvin Elliott
                                         Secretary

Dated: August 31, 2001

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                       of
                         TAX FREE FUND OF VERMONT, INC.
                        To be held on September 27, 2001

                                  INTRODUCTION

     The accompanying Proxy is being solicited by the management of the Fund for use at the Annual Meeting of Shareholders to be held at 10:00 a.m., Eastern time, on September 27, 2001 and at any adjournments thereof. All costs of solicitation, including printing and mailing of this Proxy Statement and the accompanying Notice of Meeting and Proxy, the reimbursement of brokerage firms and others for their expenses in forwarding solicitation material to the beneficial owners of shares of the Fund, and supplementary solicitations to submit proxies, which may be made by mail, telephone, telegraph, e-mail and personal interviews by officers of the Fund, will be borne by the Fund. In order to obtain the necessary quorum at the Meeting, such solicitation may be made by, among others, officers and employees of the Fund or the investment adviser to the Fund. It is anticipated that the cost of such supplementary solicitation, if any, will be nominal.

     If the enclosed Proxy is properly executed and returned in time to be voted at the Meeting, the full and fractional shares represented thereby (each full share is entitled to one vote and each fractional share is entitled to proportionate voting rights) will be voted in accordance with the instructions marked thereon. Except when instructions to the contrary are marked thereon with respect to a proposal, the Proxy will be voted FOR the proposals stated in the accompanying notice of meeting. All Proxies not voted, including broker non-votes, will not be counted toward establishing a quorum. Shareholders should note that while votes to ABSTAIN will count toward establishing a quorum, passage of any proposal being considered at the meeting will occur only if a sufficient number of votes are cast for the proposal. Accordingly, votes to ABSTAIN and votes AGAINST will have the same effect in determining whether the proposal is approved. On any motion for adjournment of the Meeting, even if a quorum is present, management will vote all Proxies in its discretion pursuant to Item 3 thereof. Any shareholder giving a Proxy has the right to attend the Meeting to vote his shares in person (thereby revoking any prior Proxy) and also the right to revoke the Proxy at any time by submitting a Proxy bearing a later date or by sending written notice of revocation to the Fund prior to its exercise.

     This Proxy Statement and accompanying Proxy are being mailed to shareholders on or about August 31, 2001. The Directors of the Fund intend to vote all of their shares in favor of the proposal described in this Proxy Statement.

     The address of the principal executive offices of the Fund is 87 North Main Street, Rutland, Vermont 05701.

     A COPY OF THE FUND'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 OR THE FUND'S SEMIANNUAL REPORT FOR THE SIX MONTHS ENDED JUNE 30, 2001 WILL BE SENT TO YOU WITHOUT CHARGE BY SENDING A WRITTEN REQUEST TO THE FUND AT 87 NORTH MAIN STREET, RUTLAND, VERMONT 05701, OR BY CALLING 1-800-675-3333.

                   OUTSTANDING SHARES AND VOTING REQUIREMENTS

     The number of shares outstanding of the Fund as of the close of business on August 17, 2001, the record date for determining shareholders entitled to receive notice of, and to vote at the Meeting and all adjournments thereof, is 733,534.31. Each share is entitled to one vote at the Meeting.

     As of August 17, 2001, Justin J. Mueller, P.O. Box 646, Manchester, Vermont, was the record owner of 9.3% of the outstanding shares of the Fund. There are no other persons known to the Fund to be record or beneficial owners of 5% or more of the Fund's outstanding shares as of August 17, 2001. On such date, the Directors and officers of the Fund owned in the aggregate less than 1% of the Fund's outstanding shares.


                 THE PROPOSAL: APPROVAL OF PLAN OF LIQUIDATION

BACKGROUND

     The Fund was organized on May 20, 1991 and commenced operations on September 18, 1991. The Fund is a non-diversified, open-end management investment company. Its investment objective is to achieve the highest level of current income free from federal and Vermont income taxes that is obtainable consistent with the prudent investment management of the shareholders' principal. The investment adviser of the Fund is Independent Fund Advisors, of Vermont, Inc., 87 North Main Street, Rutland, Vermont 05701.

REASONS FOR THE PROPOSAL

     Growth in the Fund's assets has not been sufficient to allow the Fund to reach a size adequate, in the judgment of the Adviser, to spread expenses over a sufficient asset base to realize any meaningful economies of scale. Since the commencement of operations through June 30, 2001, net assets have reached a level of only $7.5 million. Marketing efforts were not able to increase the size of the Fund. In fact, in spite of these marketing efforts the attrition of assets from the Fund that started in 2000 could not be reversed and the Fund continued to shrink in size.

     As a result, the Adviser recently gave notice to the Board of Directors of its intention to discontinue its business operations. On August 14, 2001, the Fund was closed to new investors and no sales of shares have been accepted from investors since that date other than through reinvestment of dividends.

     On August 17, 2001, the Board of Directors considered the recommendation of the Adviser that the Fund be liquidated and terminated. At previous meetings of the Board of Directors, the Board considered other alternatives, including finding an alternative investment adviser interested in managing the Fund or merging the Fund into another mutual fund with a similar investment objective. Ultimately, the Board rejected these other alternatives for varying reasons, including the costs involved. Furthermore, the Adviser informed the Directors that it believes that the small size of the Fund would make it difficult to find an alternative investment adviser interested in managing the Fund. The Adviser reviewed the tax consequences of a liquidation with the Directors and explained that the payment of liquidating distributions would be a taxable event to shareholders (see "Federal Income Tax Consequences" below). The Board of Directors, including the independent Directors, unanimously approved a plan of liquidation for the Fund (the "Plan of Liquidation"), subject to approval by the shareholders of the Fund. A copy of the Plan of Liquidation is set forth as Exhibit A to this Proxy Statement. The Board of Directors also determined to recommend that shareholders of the Fund approve the Plan of Liquidation. If the Plan of Liquidation is approved by the Fund's shareholders, the portfolio securities and other assets of the Fund will be sold, creditors will be paid or reserves for payments to creditors established, and the net proceeds of such sales will be distributed to shareholders in cash, pro rata in accordance with their shareholdings.

     If shareholders of the Fund do not approve the Plan of Liquidation, the Board of Directors will meet to determine an alternative course of action.

SUMMARY OF THE PLAN OF LIQUIDATION

     The Fund's Plan of Liquidation will become effective on the day of its approval by shareholders (the "Effective Date"). From the Effective Date through the completion of liquidation, the Adviser will continue to act as the investment adviser for the Fund. As soon as practicable after the Effective Date of the Fund's Plan of Liquidation, the Fund will complete the sale of its portfolio securities in order to convert its assets to cash. After the Effective Date, the Fund will not engage in any business activity except for the purpose of winding up its business affairs, preserving the value of the Fund's assets and distributing such assets to shareholders after the payment to (or reservation of assets for payment to) all creditors of the Fund. No further requests for redemptions of shares will be honored after the Effective Date of the Fund's Plan of Liquidation. All contracts entered with respect to the Fund will terminate upon consummation of the transactions contemplated by the Fund's Plan of Liquidation. As soon as practicable after the Effective Date of the Plan of Liquidation, and in any event within 14 days thereafter, the Fund will mail to each shareholder a liquidating distribution equal to the shareholder's proportionate interest in the remaining net assets of the Fund and any pertinent or necessary information concerning the sources of the liquidating distribution that a shareholder may need for his or her personal income tax returns.

     After the distribution of assets to shareholders, the Fund will be terminated in accordance with its Plan of Liquidation and applicable provisions under Vermont law. The Plan of Liquidation provides that the Board of Directors may authorize such variations from, or amendments to, the provisions of the Plan of Liquidation as may be necessary or appropriate to effect the complete liquidation and termination of the Fund in accordance with the purposes to be accomplished by the Plan of Liquidation.

FEDERAL INCOME TAX CONSEQUENCES

     Payment by the Fund of liquidating distributions to shareholders will be a taxable event. Because the income tax consequences for a particular shareholder may vary depending on individual circumstances, each shareholder is urged to consult his or her own tax advisor concerning the federal, state and local tax consequences of receipt of a liquidating distribution.

     The Fund currently qualifies, and intends to continue to qualify through the end of the liquidation period, for treatment as a regulated investment company under the Internal Revenue Code of 1986 so that it will be relieved of federal income tax on any investment company taxable income or net capital gain (the excess of net long-term capital gains over net short-term capital losses) from the sale of its assets. The payment of liquidation distributions will be a taxable event to shareholders. Each shareholder will be viewed as having sold his or her Fund shares for an amount equal to the liquidation distribution he or she receives. Each shareholder will recognize gain or loss in an amount equal to the difference between (a) the shareholder's adjusted basis in the Fund shares, and (b) such liquidation distribution. The gain or loss will be capital gain or loss to the shareholder if the Fund shares were capital assets in the shareholder's hands and generally will be long-term if the Fund shares were held for more than one year before the liquidation distribution is received.

     Immediately prior to declaring the liquidating distribution, the Fund will declare a final dividend of all current but undistributed income, if any. This dividend will be paid at the same time as the liquidating distribution, and the shareholders will be notified of the portion of the total distribution that constitutes the final dividend. The balance of the liquidating distribution will be treated as an amount realized from the sale of Fund shares, as discussed above.

     The Fund generally will be required to withhold tax at the rate of 30.5% with respect to any liquidation distribution paid to individuals and certain other non-corporate shareholders who have failed to certify to the Fund that their social security number or taxpayer identification number provided to the Fund is correct and that the shareholder is not subject to backup withholding.

     The foregoing summary is generally limited to the material federal income tax consequences to shareholders who are individual United States citizens and who hold shares as capital assets. It does not address the federal income tax consequences to shareholders who are corporations, trusts, estates, tax-exempt organizations or non-resident aliens. Shareholders are urged to consult their own tax advisors to determine the extent of the federal income tax liability they would incur as a result of receiving a liquidation distribution, as well as any tax consequences under any applicable state, local or foreign laws.

VOTING REQUIREMENT

     If a quorum (more than 50% of the Fund's outstanding shares) is represented at the Meeting, the vote of a majority of the outstanding shares of the Fund is required for approval of the Plan of Liquidation. The vote of a majority of the outstanding shares, for purposes of the Proposal, means the vote of the lesser of (1) 67% or more of the shares present or represented by proxy at the meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (2) more than 50% of the outstanding shares.

     THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PLAN OF LIQUIDATION PROVIDING FOR THE LIQUIDATION AND TERMINATION OF THE FUND.

                             SHAREHOLDER PROPOSALS

     The Fund has not received any shareholder proposals to be considered for presentation at the Meeting. Under the proxy rules of the Securities and Exchange Commission, shareholder proposals may under certain conditions be included in the Fund's proxy statement and proxy for a particular meeting. Under these rules, proposals submitted for inclusion in the Fund's proxy material must be received by the Fund a reasonable time before the solicitation is made. The fact that the Fund receives a shareholder proposal in a timely manner does not insure its inclusion in its proxy material because there are other requirements in the proxy rules relating to such inclusion.

                                  OTHER MATTERS

     Management knows of no other matters to be brought before the Meeting. However, if any other matters come before the Meeting, the persons named in the enclosed Proxy will vote proxies that do not contain specific restrictions in accordance with their best judgment on such matters.

                                         By Order of the Board of Directors,

                                         /s/ Marvin Elliott

                                         Marvin Elliott
                                         Secretary

Dated:   August 31, 2001

     IF YOU CANNOT ATTEND THE MEETING, YOU ARE URGED TO FILL IN, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE. AN ADDRESSED POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                                                    Exhibit A
                                                                    ---------


                               PLAN OF LIQUIDATION

     This PLAN OF LIQUIDATION (the "Plan") concerns the Tax Free Fund of Vermont, Inc. (the "Fund"), a corporation organized and existing under the laws of the State of Vermont. The Fund is registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act"). This Plan is intended to accomplish the complete liquidation of the Fund in conformity with the provisions of Vermont law and the Fund's Articles of Incorporation.

     WHEREAS, the Fund's Board of Directors has determined that it is in the best interests of the Fund and its shareholders to liquidate the Fund; and

     WHEREAS, the Board of Directors has considered and adopted this Plan as the method of liquidating the Fund and directed that this Plan be submitted to shareholders of the Fund for approval;

     NOW, THEREFORE, the liquidation of the Fund shall be carried out in the manner hereinafter set forth:

     1. EFFECTIVE DATE OF PLAN. The Plan shall be and become effective only upon the adoption and approval of the Plan at a meeting of shareholders called for the purpose of voting upon the Plan, by the affirmative vote of the holders of a "majority of the outstanding voting securities" of the Fund, as defined in the 1940 Act. The day of such adoption and approval by shareholders is hereinafter called the "Effective Date."

     2. TERMINATION OF THE FUND. Following the liquidating distribution referred to in Section 7 of the Plan, consistent with the provisions of the Plan, the Fund shall be terminated.

     3. CESSATION OF BUSINESS. After the Effective Date of the Plan, the Fund shall cease its business as a registered investment company and shall not engage in any business activities except for the purposes of winding up its business and affairs, marshalling and preserving the value of its assets, and distributing its assets to shareholders in accordance with the provisions of the Plan after the payment to (or reservation of assets for payment to) all creditors of the Fund.

     4. RESTRICTION OF TRANSFER OF SHARES. Following the Effective Date, unless the Plan cannot be carried into effect under the laws of the State of Vermont or otherwise, shares of the Fund shall not be transferable.

     5. LIQUIDATION OF ASSETS. As soon as is reasonable and practicable, all portfolio securities of the Fund shall be converted to cash or cash equivalents, including floating rate instruments. 6. Payment of Debts. As of August 20, 2001 the Fund shall determine and pay, or set aside in cash equivalents, the amount of all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred prior to the date of the liquidating distribution provided for in Section 7, below. The Fund shall bear all expenses incurred in carrying out this Plan, including, but not limited to, all printing, postage, legal, accounting, and other expenses associated with the meeting of shareholders.

     7. LIQUIDATING DISTRIBUTION. As soon as possible after the Effective Date, and in any event within 14 days thereafter, the Fund shall provide the following to each shareholder of record on the Effective
          Date: (1) a liquidating distribution equal to the shareholder's proportionate interest in the net assets of the Fund based on the number of shares of the Fund held by the shareholder and recorded on the books of the Fund, determined immediately after the close of business on the date of such liquidating distribution; and (2) information concerning the sources of the liquidating distribution.

     8. POWER OF BOARD OF TRUSTEES. The Board, and subject to the direction of the Directors, the officers, shall have authority to do or authorize any and all acts and things as provided for in the Plan and any all such further acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including the execution and filing of all certificates, documents, information returns and other papers which may be necessary or appropriate to implement the Plan. The death, resignation or disability of any Director or any officer of the Fund shall not impair the authority of the surviving or remaining Directors or officers to exercise any of the powers provided for in the Plan.

     9. AMENDMENT OF PLAN. The Board shall have the authority to authorize such variations from or amendments to the provisions of the Plan as may be necessary or appropriate to effect the complete liquidation and termination of the existence of the Fund and the distribution of its net assets to shareholders in accordance with the laws of the State of Vermont and the purposes to be accomplished by the Plan.

     This PLAN OF LIQUIDATION has been approved by the Board of Directors as of this 17 day of August, 2001.

                                         TAX FREE FUND OF VERMONT, INC.

                                         By:___________________________
                                            President

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